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                                   EXHIBIT "A"

                                 PROMISSORY NOTE


$50,000                                                   Santa Ana, California
                                                               January 31, 1998

         FOR VALUE RECEIVED, the undersigned, American Custom Components, Inc., a Nevada corporation ("Maker"), hereby promises to pay to the order of Steve Kakuk, an individual, or assignee ("Payee"), at 26931 Vista Pointe, San Juan Capistrano, CA 92675 or at such other place as Payee or any holder hereof may from time to time designate, the principal sum of Fifty Thousand Dollars ($50,000.00), and to pay simple interest at said office or place from the date hereof on the unpaid principal balance amount hereof at a rate of ten percent (10%) per annum. All amounts outstanding under this Note, including the principal balance and interest hereunder, shall be due and payable on or before July 31, 1998. In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

         Maker and all endorsers, guarantors and sureties hereof hereby severally waive diligence, demand, presentment, protection and notice of any kind, and assent to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

         Maker may, at his option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment Maker shall pay accrued interest on the principal so prepaid to the date of such prepayment.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged.

         In the event of any litigation with respect to this Note, Maker waives the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims. Maker hereby irrevocably consents to the jurisdiction of the courts of the State of California in connection with any action or proceeding arising out of or relating to this Note.

         This Note shall be governed by California law, without reference to any choice of law principles thereof. This note shall be secured by a pledge of 25,000 shares of common stock of ACC held in accordance with the terms of that certain Escrow Agreement of even date herewith.


AMERICAN CUSTOM COMPONENTS, INC.



     /s/ Martin Tony Walk
--------------------------------
By:      Martin Tony Walk
Its:     President